Exhibit 4.1

Certificate Number Number of Shares
[                                 ] [                               ]

THE FIRST BANCORP (logo)
Incorporated Under the Laws of the State of Maine

One Cent Par Value CUSIP 31866P102

This certifies that [                                           ] is the owner of
[                                   ] shares of the Common Stock of

THE FIRST BANCORP, INC.

Transferable only on the books of the Corporation by the holder thereof in person or by Attorney, upon
Surrender of this Certificate when properly endorsed. In Witness whereof, the said Corporation has caused this certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed below.

This [              ] day of [                 ] A.D. [              ]

_______________________________________________ _______________________________________________
President Treasurer or Clerk

This certificate is transferable at the office of the Company, Damariscotta, Maine
No. [               ]

THE FIRST BANCORP (logo)
Incorporated Under the Laws of the State of Maine

CERTIFICATE
FOR

[                    ]

ISSUED TO

[                                      ]

DATED

[                                      ]